EXHIBIT 10.22
CARDIAC SCIENCE CORPORATION
RESTRICTED STOCK UNIT AWARD NOTICE
2002 STOCK INCENTIVE PLAN
     Cardiac Science Corporation (the “Company”) hereby grants to Participant a Restricted Stock Unit Award (the “Award”). The Award is subject to all the terms and conditions set forth in this Restricted Stock Unit Award Notice (the “Award Notice”) and in the Restricted Stock Unit Award Agreement, the Company’s 2002 Stock Incentive Plan (the “Plan”) and the Plan Summary, which are either provided with this notice or are available upon request from the Company’s Corporate Controller and are incorporated into the Award Notice in their entirety.
Participant:
Grant Date:
Vesting Commencement Date:
Number of Restricted Stock Units:
Vesting Schedule:
Additional Terms/Acknowledgement: By accepting this award, Participant acknowledges receipt of, and understands and agrees to, the Award Notice, the Restricted Stock Unit Award Agreement, the Plan Summary and the Plan. The Restricted Stock Unit Award Agreement, the Plan Summary and the Plan are either provided with this notice or available upon request. Participant further agrees that as of the Grant Date, the Award Notice, the Restricted Stock Unit Award Agreement, the Plan Summary and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on the subject.

CARDIAC SCIENCE CORPORATION
By:
Its: